Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin J. Mills, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Socket Mobile, Inc. on Form 10-Q for the quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Socket Mobile, Inc.

By:	/s/ Kevin J. Mills
Name:	Kevin J. Mills
Title:	President and Chief Executive Officer (Principal Executive Officer)
Date:	August 14, 2019

I, Lynn Zhao, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Socket Mobile, Inc. on Form 10-Q for the quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Socket Mobile, Inc.

By:	/s/Lynn Zhao
Name:	Lynn Zhao
Title:	Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer)
Date:	August 14, 2019